As filed with the U.S. Securities and Exchange Commission on May 12, 2015
Registration No. 333-_______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE
SECURITIES ACT OF 1933

Ceragon Networks Ltd.
(Exact Name of Registrant as Specified in its charter)
Israel		N/A
(State or Other Jurisdiction of		(I.R.S. Employer
Incorporation or Organization)		Identification No.)

24 Raoul Wallenberg Street
Tel Aviv 69719, Israel
972-3-543-1000
(Address, including Zip Code, and Telephone Number, Including Area Code of Principal Executive Offices)

Ceragon Networks Ltd. Amended and Restated Share Option and RSU Plan
 (Full Title of the Plan)

Ceragon Networks, Inc.
10 Forest Avenue
Paramus, New Jersey 07652
(201) 845-6955
(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Copies to:
Richard H. Gilden, Esq.	Ira Palti
Kramer Levin Naftalis & Frankel LLP	Ceragon Networks Ltd.
1177 Avenue of the Americas	24 Raoul Wallenberg Street
New York, New York 10036	Tel Aviv 69719, Israel
Tel: 212-715-9486	Tel: 972-3-543-1000
Fax: 212-715-8085	Fax: 972-3-543-1600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filing ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities To Be Registered	Amount To Be Registered (1)		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount Of Registration Fee
Ordinary Shares, par value NIS 0.01 per share	2,000,000	(2)	$1.235	(3)	$2,470,000	(3)	$287.014

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional ordinary shares that may become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding ordinary shares of the registrant.

(2)
Represents the number of ordinary shares which may be issued upon exercise of options or restricted share units granted under the Ceragon Networks Ltd. Amended and Restated Share Option and RSU Plan, over and above the number of ordinary shares issuable pursuant to such plan that were previously registered under the Securities Act.

(3)
Pursuant to Rule 457(h)(1) under the Securities Act, the proposed maximum offering price per security and the proposed maximum aggregate offering price are based on the average of the high and low sale prices per share of the registrant’s ordinary shares as reported by The Nasdaq Global Select Market on May 11, 2015.

EXPLANATORY NOTE

This Registration Statement relates to an increase of an additional 2,000,000 ordinary shares, par value NIS 0.01 per share, of Ceragon Networks Ltd. (the “Registrant”) that are being issued and sold, or may be issued and sold, upon exercise of options or restricted share units granted by the Registrant to participants in the Ceragon Networks Ltd. Amended and Restated Share Option and RSU Plan (the “Share Option Plan”).

Reference is made to the Registrant’s Registration Statements on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on August 2, 2004 (Registration No. 333-117849), August 15, 2006 (Registration No. 333-136633), May 5, 2009 (Registration No. 333-158983), December 30, 2009 (Registration No. 333-164064),   April 4, 2011 (Registration No. 333-173480) and April 17, 2013 (Registration No. 333- 187953 (the “Prior Registration Statements”), pursuant to which a total of 10,431,080 ordinary shares issuable under the Share Option Plan were registered under the Securities Act.  Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statements are hereby incorporated by reference in their entirety, except as otherwise updated or modified by this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed by the Registrant with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are hereby incorporated herein by reference and made a part hereof:

(i)	The Registrant’s Annual Report on Form 20-F for the fiscal year ended December 31, 2014, filed with the Commission on April 2, 2015;

(ii)
The Registrant’s Reports on Form 6-K and 6-K/A, filed on January 7, 2014,  January 13, 2014, February 13, 2014, March 19, 2014, April 2, 2014, April 30, 2014, May 8, 2014, May 14, 2014, May 28, 2014, June 10, 2014, July 28, 2014, July 31, 2014, August 21, 2014, November 24, 2014, December 15, 2014, January 7, 2015, January 20, 2015, February 3, 2015, February 11, 2015, February 23, 2015, February 24, 2015, February 26, 2015, March 24, 2015 and May 6, 2015;

(iii)	The description of the Registrant’s ordinary shares, par value NIS 0.01 per share, contained in the Registrant’s Registration Statement on Form F-3 dated August 15, 2012.

All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, and all Reports of Foreign Private Issuer on Form 6-K submitted by the Registrant to the Commission during such period, or portions thereof that are identified in such forms as being incorporated into this Registration Statement, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. Any document, or any statement contained in a document, incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a document or statement contained herein, or in any other subsequently filed document that also is deemed to be incorporated by reference herein, modifies or supersedes such document or statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Subject to the foregoing, all information appearing in this Registration Statement is qualified in its entirety by the information appearing in the documents incorporated by reference.

ITEM 8. EXHIBITS.

The following is a list of exhibits filed as a part of this Registration Statement which are incorporated herein:

EXHIBIT NO.	EXHIBIT
5.1	Opinion of Shibolet & Co. regarding the legality of ordinary shares being registered
23.1	Consent of Kost Forer Gabbay & Kasierer, a Member of Ernst & Young Global
23.2	Consent of Shibolet & Co. (included in Exhibit 5.1)
24.1	Power of Attorney (included in the signature pages to this Registration Statement)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tel Aviv, State of Israel, on the 12 day of May, 2015.

Ceragon Networks Ltd.
By:	/s/ Ira Palti
Ira Palti
President and Chief Executive Officer

POWER OF ATTORNEY

That each of the undersigned appoints Zohar Zisapel, Ira Palti and Nisan Ben-Hamo, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him or her including post-effective amendments and related registration statements, to this Registration Statement, and to file same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do separately and perform each and every act requisite and necessary to be done, as fully to all intents and purposes as he or she might or could so in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes may lawfully do or cause to be done by virtue hereof.  This Power of Attorney may be signed in several counterparts.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date
/s/ Zohar Zisapel Zohar Zisapel	Chairman of the Board of Directors	May 12, 2015
/s/ Ira Palti Ira Palti	President and Chief Executive Officer (principal executive officer)	May 12, 2015
/s/ Doron Arazi Doron Arazi	Executive Vice President and Chief Financial Officer (principal financial and accounting officer)	May 12, 2015
/s/ Joseph Atsmon Joseph Atsmon	Director	May 12, 2015
/s/ Yael Langer Yael Langer	Director	May 12, 2015
/s/ Yair Orgler Yair Orgler	Director	May 12, 2015
/s/ Avi Patir Avi Patir	Director	May 12, 2015

Pursuant to the requirements of Section 6(a) of the Securities Act, the undersigned has signed the Registration Statement solely in the capacity of the duly authorized representative of the Registrant in the United States on May 12, 2015.

Ceragon Networks, Inc.

By:	/s/ Charles Meyo
Charles Meyo
Regional President North America

INDEX TO EXHIBITS

The following is a list of exhibits filed as part of this Registration Statement:

EXHIBIT NO.	EXHIBIT
5.1	Opinion of Shibolet & Co. regarding the legality of ordinary shares being registered
23.1	Consent of Kost Forer Gabbay & Kasierer, a Member of Ernst & Young Global
23.2	Consent of Shibolet & Co. (included in Exhibit 5.1)
24.1	Power of Attorney (included in the signature pages to this Registration Statement)